Exhibit 5.1

womblebonddickinson.com

February 24, 2021	Womble Bond Dickinson (US) LLP

One West Fourth Street
Winston-Salem, NC 27101

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership	t: 336.721.3600
3200 Northline Avenue, Suite 360	f: 336.721.3660
Greensboro, North Carolina 27408

Re:	Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), in connection with the registration of the Company’s common shares, par value $0.01 per share (“Common Shares”), having an offering price of up to $250,000,000, covered by the registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended, filed by the Company on February 24, 2021 with the Securities and Exchange Commission (the “Commission”).

As the Company’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of Common Shares pursuant to the Sales Agreement, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

We have also reviewed the following documents:

(a)

the ATM Equity Offering Sales Agreement of even date herewith by and among the Company, the Operating Partnership and BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc. (the “Sales Agreement”);

(b)

the Registration Statement, the prospectus contained in the Registration Statement and the prospectus supplement, dated February 24, 2021, in the form which was transmitted to the Commission (the “Prospectus Supplement”);

Womble Bond Dickinson (US) LLP is a member of Womble Bond Dickinson (International) Limited, which consists of independent and autonomous law firms providing services in the US, the UK, and elsewhere around the world. Each Womble Bond Dickinson entity is a separate legal entity and is not responsible for the acts or omissions of, nor can bind or obligate, another Womble Bond Dickinson entity. Womble Bond Dickinson (International) Limited does not practice law. Please see www.womblebonddickinson.com/us/legal-notice for further details.

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(c)	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of August 30, 2013, as amended to date (the “Agreement of Limited Partnership”);

(d)	the Bylaws of the Company, restated to reflect all amendments through May 18, 2012 (the “Bylaws”); ‘

(e)

the Amended and Restated Articles of Incorporation of the Company filed with the North Carolina Secretary of State on December 13, 1993 and as amended by amendments filed with the North Carolina Secretary of State on June 3, 1996, August 25, 1998, October 13, 1999, November 10, 2005, June 28, 2007, September 5, 2008, May 23, 2011 (as corrected by Articles of Correction filed with the North Carolina Secretary of State on July 8, 2011), and May 31 , 2012 (the “Amended Articles”);

(f)

the Certificate of Domestic Limited Partnership of the Operating Partnership filed with the North Carolina Secretary of State on May 25, 1993 and as amended by amendment filed with the North Carolina Secretary of State on January 20, 2000 (the “Certificate of Limited Partnership”);

(g)	the Bylaws of GP Trust, as amended;

(h)	the Declaration of Trust of GP Trust filed with the Maryland State Department of Assessments and Taxation on December 24, 1998;

(i)	a Certificate of Status for the GP Trust dated February 18, 2021 from the Maryland State Department of Assessments and Taxation;

(j)	a Certificate of Existence for the Company dated February 19, 2021 from the North Carolina Secretary of State (the “Company Certificate of Existence”); and

(k)	a Certificate of Existence for the Operating Partnership dated February 19, 2021 from the North Carolina Secretary of State (the “Operating Partnership Certificate of Existence”).

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. We have also assumed that (i) the Registration Statement, the Prospectus Supplement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Common Shares; (ii) all Common Shares will be sold in the manner stated in the Registration Statement and the Prospectus Supplement; and (iii) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of Common Shares.

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Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Company is a corporation in existence under the laws of the State of North Carolina.

2.	The Operating Partnership is a limited partnership in existence under the laws of the State of North Carolina.

3.	Tanger GP Trust, a Maryland business trust, is the sole general partner of the Operating Partnership and is wholly owned by the Company.

4.

Upon action by the Board of Directors authorizing the issuance of additional Common Shares, done in compliance with applicable law, and upon the issuance and delivery of and payment for such Common Shares in the manner contemplated by the Sales Agreement, the Registration Statement and the Prospectus Supplement and by such Board of Directors action, such Common Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”) and to the use of our name in the Current Report. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP

WOMBLE BOND DICKINSON (US) LLP

SWW

TCF III